AMENDMENT NO. 1
                                       TO
                       SALANT CORPORATION RETIREMENT PLAN
                          AS RESTATED DECEMBER 1, 1989
                Salant Corporation hereby merges the Manhattan Industries, Inc. Supplemental Retirement Plan into the Salant Corporation Retirement Plan (the "Plan") effective as of January 31, 1996, and amends the Plan as follows:

1.       Section 5.1 is amended to read in its entirety as follows

                                        5.1 Accrued Benefit

                                        Each  Member   shall  accrue  a  monthly
                                        benefit equal to 1/12 of the sum of (a) and (b), reduced by (c), plus (d), if applicable:

                                 (a) the greatest of (i), (ii), (iii) and (iv):

                                        (i)  (A)  0.65%  of  his  Average  Final
                                        Compensation not in excess of 140% of his Covered Compensation plus 1.25% of his Average Final Compensation in excess of 140% of his Covered Compensation, if any, multiplied by (B) his Period of Benefit Accrual Service (not in excess of 35 years); or

                                            (ii) $96 multiplied by his Period of
                                            Benefit    Accrual   Service   after
                                            November 30, 1988 and $60 multiplied
                                            by his  Period  of  Benefit  Accrual
                                            Service  before  December  1,  1988;
                                            provided, however, that no more than
                                            30 years of Benefit  Accrual Service
                                            shall be taken into account, and for
                                            this  purpose,   those  years  of  a
                                            Member's   Benefit  Accrual  Service
                                            shall be applied  that  produce  the
                                            greatest Accrued Benefit; or

                          (iii) the sum of (A) and (B):

                                                     (A)  the   greater   of  an
                                                     amount   determined   under
                                                     Subsection  (a)(i)  or  (a)
                                                     (ii)  above  based  on  his
                                                     Period of  Benefit  Accrual
                                                     Service after June 2, 1973;
                                                     and

                                                    (B)  the Actuarial
                                                    Equivalent of his Profit
                                                     Sharing Plan
                                                     Company Amount, if any; or

                          (iv) the sum of (A) and (B):

                                                     (A)  an  amount  determined
                                                     under   Subsection   (a)(i)
                                                     above  based on his  Period
                                                     of Benefit  Accrual Service
                                                     after October 1, 1973; and

                                                     (B)  the Actuarial
                                                     Equivalent of his Thomson
                                                     Company Plan
                                                     Company Amount, if any; and

                                    (b)     the Actuarial Equivalent of his
                                           Profit Sharing Plan Member Amount or
                                           Thomson Company Plan Member Amount,
                                           if any;

(c) the Member's accrued benefit under the terminated Manhattan Industries Inc. Employees' Benefit Plan (As Amended Effective February 1, 1984) or the terminated Vera Companies Division Employees' Pension Plan or the terminated Manhattan Accessories Division Employees' Pension Plan;
                                    (d) the Member's  accrued  benefit under the
                                    Manhattan   Industries,   Inc.  Supplemental
                                    Retirement Plan, which had been frozen as of September 30, 1988 and merged into the Plan as of February 29, 1996, if any, as set forth in Appendix B.

2.       The following new Subsection (f) is added at the end of Section 7.6:

                                    (f) If a joint annuitant or a beneficiary is
                                    other than a  Member's  Eligible  Spouse,  a
                                    Member may not elect a  Non-Qualified  Joint
                                    and Survivor  Annuity form under Section 7.4
                                    if the value of the Member's  benefit  under
                                    such  form  of  annuity  would,   after  the
                                    Member's attainment of age 70-1/2, be less than that required by the incidental death benefit requirements of Section 7.15(f) of the Plan and section 401(a)(9)(G) of the Code.

3.       The following Appendix B is added at the end of the Plan:


                                   APPENDIX B

             MANHATTAN INDUSTRIES, INC. SUPPLEMENTAL RETIREMENT PLAN

                                 ACCRUED BENEFIT

                                              Monthly Benefit
                                            in Payment Status                                           Monthly accrued
         1.   Name                        on January 31, 1996          2.    Name                        Age 65 Benefit

     Aronson, Herbert      $        388.95           Arrout, Mildred            $       31.82
     Barbato, Grace        $        57.71            Campobello, Antionette     $       103.14
     Baugh, Sina           $        21.92            Decuzzi, William           $       4.88
     Boge, Saharaa         $        28.97            Deritter, Effie            $        29.36
     Everhart, Elsie       $        8.19             Duffy, Edward              $       188.16
     Falato, Nordina       $        7.03             Epstein, Manuel            $       76.55
     Fernandez, Peter      $        76.06            Gershenfeld, Leo           $       124.57
     Finley, Isabel        $        26.12            Henn, Thomas               $       28.70
     Green, Ruth           $        46.45            Hovespian, Alice           $       17.02
     Hone, Robert          $        187.30           Knissel, Lillian           $       25.26
     Kallman, Donald       $        340.48           Mappen, Sidney             $       45.54
     Karanik, Alexander    $        31.11            Natalino, Jacque           $       0.81
     Klinke, Katherine     $        55.05            Rafferty, Joseph           $       125.92
     Patterson, William    $        8.82             Ryan, William              $       21.95
     Polcha, Agnes         $        13.02            Sansone, Yvone             $        0.94
     Putziger, Stephen     $        264.45           Scott, Harold              $       46.31
     Raskin, Charles       $        82.98            Shariff, Mohammed          $        2.70
     Wade,Rosemary         $        95.28            Tanis, Mary                $        8.46
     Winter, Elmer         $        109.92           Tirrito, Robert            $        57.79
                                                     Wagner, Ruth               $       3.97

                  IN WITNESS WHEREOF, Salant Corporation, by its duly authorized officers, with its corporate seal affixed, has caused this Amendment to be executed this day of
    , 1996.
                                                          SALANT CORPORATION
Attest:
                                       By